Exhibit 10.2



May 12, 2007


Mr. Eric Hanke
BellaVista Capital
420 Florence Street, Suite 200
Palo Alto, California 94301

Re:      2007 Compensation Agreement

Dear Eric:

This letter will confirm your Compensation Agreement for 2007. Outlined below you will find the various components:

          1. Base Salary - $150,000: Your Base Salary will remain $150,000 per year.

          2. Annual Bonus for Performance to Plan: You will be eligible to earn an annual bonus based on the company's performance relative to certain performance metrics as established on an annual basis by the Board of Directors. For 2007 the three (3) components of this Performance Bonus will be based on the annual NRV; the performance of completed investments in the portfolio; and Loan Servicing. Outlined in the three (3) areas below are the trigger points for achieving the various components of this Performance Bonus. The actual amount earned for each component will be calculated based on interpolating between the points listed below.

               The Plan Bonus will be paid in the quarter following the calendar year end in order to ensure that the calendar year-end NRV, and evaluation of the expenses and Loan portfolio are complete. In addition, you must be a full time employee of the company in good standing with your performance rated as fully meeting expectations as determined by the Board of Directors.

               A    NRV - Target $37,500:

                  ---------------------------------------------- ----------
                  NRV less than $5.04 or 10% growth:                     0
                  ---------------------------------------------- ----------
                  NRV equal to $5.04 or 10%:                        $7,500
                  ---------------------------------------------- ----------
                  NRV equal to $5.08 or 11%:                       $21,000
                  ---------------------------------------------- ----------
                  NRV equal to or greater than $5.12 or 12%:       $37,500
                  ---------------------------------------------- ----------


               D.   Performance of Closed Investments - Target $10,000:

                    At the end of the calendar year we will evaluate the actual performance of all investments that have completed and paid off during the year. The evaluation criteria will be annual Return on Investment (ROI). The annual ROI will be determined by total income earned divided by the monthly average investment amount and annualizing the result. We will compare achieved ROI to the targeted ROI for each investment type: First TD; Subordinated Debt; and Equity.

                    The analysis will be computed according to the following example. First, determine the achieved weighted average ROI within each Investment Type:

                                                                    Exhibit 10.2

--------------------------------------------------------------------------------
                                           Weighted          ROI       Weighted
                            Investment                                  Average
                                Amount      Average     Achieved            ROI
--------------------------------------------------------------------------------
First TD #1                $ 7,255,000        44.2%        10.0%           4.4%
--------------------------------------------------------------------------------
First TD #2                  7,000,000        42.7%        16.0%           6.8%
--------------------------------------------------------------------------------
First TD #3                  2,150,000        13.1%        12.0%           1.6%
--------------------------------------------------------------------------------
    Total First TD          16,405,000                                    12.8%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Subordinated #1              4,553,000        44.3%        20.0%           8.9%
--------------------------------------------------------------------------------
Subordinated #1              1,000,000         9.7%        19.0%           1.8%
--------------------------------------------------------------------------------
Subordinated #1              3,000,000        29.2%        15.0%           4.4%
--------------------------------------------------------------------------------
Subordinated #1              1,730,000        16.8%        20.0%           3.4%
--------------------------------------------------------------------------------
    Total Subordinated      10,283,000                                   18.5 %
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Equity Investment #1         3,150,000        43.4%        20.0%         8.7.0%
--------------------------------------------------------------------------------
Equity Investment#2          4,100,000        56.6%        25.0%        14.1.0%
--------------------------------------------------------------------------------
Total Equity                 7,250,000                                    22.8%
--------------------------------------------------------------------------------
    Total Investments      $33,938,000                                    16.7%
--------------------------------------------------------------------------------

                  A weighted average target ROI will be calculated as follows:

                  --------------------------------------------------------------
                                                                      Weighted
                                        Target            Total        Average
                                           ROI      Investments      Target ROI
                  --------------------------------------------------------------
                  First TD                 10%       16,405,000            4.8%
                  --------------------------------------------------------------
                  Subordinated Debt        18%       10,283,000            5.5%
                  --------------------------------------------------------------
                  Equity                   22%        7,250,000            4.7%
                  --------------------------------------------------------------

                  Total                              33,938,000           15.0%
                  --------------------------------------------------------------

                  The achieved weighted average ROI will be compared with the weighted average Target ROI and the bonus will be determined based on the following table:

                 ---------------------------------------------- -----------
                 Target ROI minus 2 percentage points (13.0%)           $0
                 ---------------------------------------------- -----------
                 Target ROI minus 1 percentage point (14.0%)        $5,000
                 ---------------------------------------------- -----------
                 Target ROI (15.0%)                                $10,000
                 ---------------------------------------------- -----------
                 Target ROI plus 1 percentage point (16.0%)        $15,000
                 ---------------------------------------------- -----------
                 Target ROI plus 2 percentage points (17.0%)       $20,000
                 ---------------------------------------------- -----------

                  The actual amount earned will be calculated based on interpolating between the points listed above. Using the example data above, the calculated amount of the 2007 bonus would be $18,500 (Achieved ROI of 16.7% and Target ROI of 15.0%).

E.       Management of Loan Portfolio - Target $2,500:

                  The loans considered will be all loans that are active at any point during 2007. The criteria considered to earn this bonus will include subjective measures related to an assessment of your diligence in monitoring the loans. Objective measures related to the performance of the loans compared to loan proforma will also be considered.

          3. 2007 NRV Overplan Performance Bonus - $25,000: You will be eligible to earn an additional one-time bonus of up to $25,000 if the Company's NRV exceeds $5.12 at December 31, 2007. The amount of the bonus will be determined by multiplying $961.54 for every

                                                                    Exhibit 10.2

               $0.01 that the NRV at December 31, 2007 exceeds $5.12, up to a maximum of $25,000. For purposes of determining the Overplan Performance Bonus, the NRV at December 31, 2007 will not include any increases resulting from share repurchases made at a discount to NRV.

          4. Deferred Compensation if NRV growth is between 10% and 13% Compounded Annually over the 3-year period beginning January 1, 2006 to December 31, 2008: You have the potential to earn up to

               70,588 shares of restricted stock based on the NRV achieving a compounded annual growth rate of 13% over this 3-year period. The number of shares of restricted stock earned will be calculated and vest based on the NRV as of 12/31/08. 25% of the shares of the restricted stock will be earned and vest if the NRV at 12/31/08 is determined to be $5.67 per share. If the NRV at 12/31/08 is determined to be $6.12 per share, 100% of restricted stock will vest. If the NRV falls between $5.67 per share and $6.12 per share, the number of shares of earned and vested restricted stock will be calculated based on a straight-line interpolation between those percentages and NRVs. For the purpose of this Item No. 4 no shares will be earned/vested for performance below a 10% compounded annual return ($5.67) and no additional shares will be earned/vested for performance above a 13% compounded annual growth rate ($6.12).

          5. Deferred Compensation if compounded growth of NRV Exceeds the 13% target as of 12-31-08: In addition to the deferred compensation outlined in item No. 4 above, you may earn a discretionary bonus based on an NRV increase greater than the $6.12 per share at 12/31/08. As a basis for this discretionary bonus, the Board of Directors will consider awarding you a number of shares equal to 8% of the marginal stock value increase above $6.12. The number of shares granted would be calculated by taking the determined NRV per share at 12/31/08 and subtracting $6.12 per share, multiplying that result by the number of shares outstanding to arrive at the Marginal Realizable Value Increase above $6.12. This Marginal Realizable Value Increase is then multiplied by 8% with the result then be divided by the NRV per share at 12/31/08 to arrive at the number of shares subject to the discretionary award. The actual number of shares awarded will be determined at the sole discretion of the Board of Directors taking into account the risk profile of the portfolio and the overall management of the company. The Board of Directors will contact a compensation specialist in an attempt to structure any and all deferred compensation in order to minimize the tax consequence to you.

          6. Termination of Employment Without Cause: In the event that your employment with BellaVista is terminated without cause, the number of shares of any restricted stock granted under the Deferred Compensation in Item No. 4 would be determined according to the following calculation: The NRV from the last publicly filed report prior to your termination will be used to determine a compounded annual growth rate based on the NRV per share of $4.25 at December 31, 2005. The granted percentage of stock (prior to the proration for time below) will be calculated based on this compounded annual growth rate by interpolating from the vesting percentages described in Item No. 4. The vesting percentage is then multiplied by 70,588 shares to determine the number of shares pre-time-proration. In order to determine the actual number of shares granted, the pre-time-proration number of shares is then multiplied by a fraction, the numerator of which is the number of days from January 1, 2006 to the date of notice of termination and the denominator of which is 1,095 days. In addition, you will receive as sole compensation and consideration 6 months severance in the form of salary continuation for that 6-month period. Issuance of these shares and payment of this severance is contingent upon your signing a written release of all claims against the company related in any way to your employment, your termination or your shareholdings. .

          7. Termination of Employment With Cause: In the event that your employment is terminated for cause, you will receive any salary and accrued vacation earned as of the date of your termination. All claims to all bonuses, annual or long term will be forfeited. For the purposes of this Agreement, "Cause" shall mean the commission of a felony or a crime involving moral turpitude or the commission of any other material act or omission involving dishonesty, disloyalty or fraud with respect to the Company; conduct which tends to bring the Company into substantial public disgrace or disrepute; a substantial failure to perform duties as reasonably directed by the Board of Directors in writing, or a second occurrence of insubordination; gross negligence or willful misconduct with respect to material duties to the Company; or any other material breach of this Agreement.

                                                                    Exhibit 10.2

          8. Voluntary Termination: In the event that you voluntarily terminate your employment with BellaVista, you agree to provide 30-day written notice to the Chairman of the Board of Directors. You will receive salary and accrued vacation earned as of the date of your voluntary termination. All claims for severance pay, annual bonuses or any deferred compensation will be forfeited.

This 2007 Compensation Agreement supercedes any and all previous agreements and there are no terms or conditions in effect that are not reflected in this 2007 Compensation Agreement. Your employment is at will. BellaVista and you agree that either you or BellaVista may at any time, with or without cause and with no advance notice, terminate the employment relationship.

Please indicate your acceptance of this Agreement by signing in the indicated space below. It would be appreciated if you would then forward a copy of the executed Agreement to me and to our Chairman of the Board, Mr. William Offenberg.

Sincerely,



/s/ Michael Rider
Michael Rider, President
BellaVista Capital





Accepted:  /s/ Eric Hanke
           -----------------------
            Eric Hanke